UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006 (October 4, 2006)
GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)
615-221-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Goldleaf Financial Solutions, Inc., the registrant (“Goldleaf”) entered into an Underwriting Agreement on October 4, 2006 with Friedman, Billings, Ramsey & Co., Inc., JMP Securities LLC, and D.A. Davidson & Co. (collectively, the “Underwriters”) (the “Underwriting Agreement”), in connection with the sale of 10,000,000 shares of Goldleaf’s common stock to the Underwriters at a price of $5.50 per share. The Underwriting Agreement also grants the Underwriters a thirty-day option to purchase up to 1,500,000 additional shares of its common stock to cover over-allotments. All shares will be sold pursuant to an effective registration statement on Form S-1 on file with the Securities and Exchange Commission. A copy of the Underwriting Agreement is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement.
Item 8.01. Other Events.
     On October 5, 2006, Goldleaf issued a press release announcing that it had priced the sale of 10,000,000 newly issued shares of its common stock at $5.50 per share in an offering expected to close on October 11, 2006. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1	Underwriting Agreement.
99.1	Press Release dated October 5, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: October 6, 2006